Tema ETF Trust 485BPOS

Exhibit 99.28(d)(2)

Tema ETF TRUST

FORM OF AMENDED AND RESTATED INVESTMENT

SUB-ADVISORY AGREEMENT

between

Tema Global Limited

and

Neos Investment Management, LLC

This INVESTMENT SUB-ADVISORY AGREEMENT (the “Agreement”) is made as of this 19th day of October, 2023, by and between Tema Global Limited, a Jersey Corporation, with its principal place of business at 2nd Floor, The Le Gallais Building 54 Bath Street, St Helier, Jersey, JE1 1FW (the “Adviser”) and Neos Investment Management LLC, a Delaware limited liability company, with its principal place of business located at 13 Riverside Ave, Westport, CT 06880 (the “Sub-Adviser”).

W I T N E S S E T H

WHEREAS, the Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”);

WHEREAS, the Adviser has entered into an Investment Advisory Agreement with the Tema ETF Trust (the “Trust”), on behalf of the series of the Trust listed in Schedule A (each a “Fund” and, collectively, the “Funds”);

WHEREAS, the Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act;

WHEREAS, the Investment Advisory Agreement contemplates that the Adviser may appoint a sub-adviser to perform some or all of the services for which the Adviser is responsible; and

WHEREAS, the Sub-Adviser is willing to furnish certain investment advisory services to each Fund to this Agreement listed on Schedule A, as may be amended from time to time upon mutual agreement of the parties.

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the parties do hereby agree as follows:

1.            Appointment. The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to the Funds for the periods and on the terms set forth herein. The Sub-Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided in Section 5 of this Agreement.

2.            Duties of the Sub-Adviser. Subject to supervision and oversight of the Adviser and the Board of Trustees (the “Board”) of the Trust, and in accordance with the terms and conditions of the Agreement, the Sub-Adviser shall manage all of the securities and other assets of the Funds entrusted to it hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Funds’ respective investment objectives, guidelines, policies and restrictions as stated in each Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:

(a)           The Sub-Adviser shall, subject to subparagraph (b), determine from time to time what Assets will be purchased, retained or sold by the Funds, and what portion of the Assets will be invested or held uninvested in cash as is permissible.

(b)           In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Prospectus, including the objectives, policies and restrictions set forth in those documents as amended or supplemented, the written instructions and directions of the Adviser and of the Board, the terms and conditions of Rule 6c- 11 under the 1940 Act and the listing requirements of the exchange(s) that lists the shares of the Funds, exemptive and no-action relief granted by the SEC to the Trust as amended from time to time and provided to the Sub-Adviser, conditions of any orders granted by the SEC pursuant to Rule 19b-4 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Trust’s policies and procedures provided to the Sub-Adviser and will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Commodity Exchange Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal, state and foreign jurisdictional laws and regulations, as each is amended from time to time. In selecting each Fund’s portfolio securities and performing the Sub-Adviser’s obligations hereunder, the Sub- Adviser shall manage the Assets of each Fund in a manner such that the Fund will comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company if the Fund has elected to be treated as a regulated investment company under the Code.

(c)           The Sub-Adviser shall determine the Assets to be purchased or sold by the Funds as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Funds’ Prospectus or as the Board or the Adviser may direct in writing from time to time, in conformity with all applicable federal securities laws. In selecting brokers or dealers to execute Fund transactions, the Sub-Adviser will seek “best execution.” In assessing best execution, the Sub- Adviser shall consider all factors that it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Exchange Act”) provided to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Trust that the Sub-Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or dealers who may execute brokerage transactions at a higher cost to a Fund than may result when allocating brokerage to other brokers or dealers on the basis of seeking the most favorable price and efficient execution. Therefore, consistent with any guidelines established by the Board and Section 28(e) of the Exchange Act, as amended, the Sub-Adviser is authorized to cause such Fund to pay to a broker or dealer who provides brokerage and research services a higher commission than that which might be charged by another broker or dealer for effecting the same transaction if, but only if, the Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to such Fund in compliance with Section 28(e) of the Exchange Act. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers that are affiliated with the Adviser, Sub-Adviser or the Trust’s principal underwriter, provided such orders comply with Rule 17e-1 and Rule 10f-3 under the 1940 Act and the Trust’s Rule 17e-1 and Rule 10f-3 procedures.

(d)           The Adviser retains its right and responsibilities to vote proxies received by the Funds and shall carry out such responsibility in accordance with its Proxy Policy and any written instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Funds.

(e)           The Sub-Adviser shall maintain all books and records as are required to be maintained by the Sub-Adviser with respect to transactions involving the Assets by subparagraphs (b)(1), (5), (6), (7), (8), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those books and records being maintained by any other service provider appointed by the Trust). The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser to keep the other books and records of the Funds required by Rule 31a-1 under the 1940 Act, as reasonably requested by the Adviser. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(f)             The Sub-Adviser shall provide regular reports regarding Fund holdings, and shall, on its own initiative, furnish the Adviser and the Board from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose.

(g)           The Sub-Adviser represents that it has adopted a written code of ethics that complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Adviser and the Trust. The Sub-Adviser’s Code of Ethics is reasonably designed to ensure that its Access Persons (as defined in the Sub-Adviser’s Code of Ethics) comply in all material respects with the Sub-Adviser’s Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Adviser and the Trust with a (i) a copy of the Sub-Adviser’s current Code of Ethics, as in effect from time to time, and (ii) certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser’s Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser’s Code of Ethics to the Adviser and Trust. The Sub-Adviser shall respond to reasonable requests for information from the Adviser and the Trust as to violations of the Code of Ethics by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall promptly notify the Adviser and the Trust of any material violation of the Code of Ethics, whether or not such violation relates to a security held by any Fund.

(h)           The Sub-Adviser shall provide the Funds’ custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser and shall otherwise cooperate with and provide reasonable assistance to the Adviser, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust.

(i)           The investment advisory services of the Sub-Adviser to the Funds under this Agreement are hereby deemed exclusive to the Adviser and any affiliated persons of the Adviser solely with respect to the Sub-Adviser providing investment advisory services to an “exchange-traded fund” as defined in Rule 6c-11 under the 1940 Act (“ETFs”). The Adviser acknowledges that the Sub-Adviser shall be free to perform investment advisory and other services for clients that are not ETFs and to engage in other activities. To the extent it is consistent with applicable law and the Sub-Adviser’s fiduciary obligations, the Sub-Adviser may give advice and take action with respect to any of those other clients that may differ from the advice given or the timing or nature of action taken for a particular Fund.

(j)           The Sub-Adviser shall promptly notify the Adviser of any financial condition of the Sub-Adviser that is reasonably and foreseeably likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement.

(k)           The Sub-Adviser will have no obligation to advise, initiate or take any other action on behalf of the Adviser, the Funds or the Assets in any legal proceedings (including, without limitation, class actions and bankruptcies) relating to the securities comprising the Assets or any other matter. The Sub-Adviser will not file proofs of claims relating to the securities comprising the Assets or any other matter and will not notify the Adviser, the Funds or the Trust’s custodian of class action settlements or bankruptcies relating to the Assets.

(l)            In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Funds or a sub-adviser to a portfolio that is under common control with the Funds concerning the Assets, except as permitted by the policies and procedures of the Funds.

(m)         The Sub-Adviser may, but shall not be obligated to, aggregate or bunch the orders for securities to be sold or purchased for any Fund with orders for its other clients where (i) such aggregation or bunching of orders is not inconsistent with such Fund’s investment objectives, policies and procedures and (ii) the allocation of the securities to be purchased or sold, as well as the allocation of expenses incurred in any such transaction, shall be made by the Sub-Adviser in a manner that complies with the Sub-Adviser’s trade allocation policies and procedures and is fair and equitable in the judgment of the Sub-Adviser and is consistent with the Sub-Adviser’s fiduciary obligations to such Fund and to such other clients under the circumstances.

(n)           Upon the reasonable request of the Adviser, the Sub-Adviser shall furnish to the Adviser any information relating to the Assets that (i) is required to be filed by the Adviser or the Trust with the SEC, (ii) sent to shareholders under the 1940 Act (including the rules adopted thereunder), (iii) is required by any exemptive or other relief that the Adviser or the Trust obtains from the SEC, (iv) is required by Rule 6c-11 under the 1940 Act to be posted on a Fund’s website; and (v) requested in connection with a request under Section 15(c) of the 1940 Act with respect to the approval and reapproval of this Agreement.

(o)           The Sub-Adviser agrees to promptly notify the Adviser and the Trust or their agents if the Sub-Adviser reasonably believes that the value of any security held by a Fund may not reflect its fair value. The Sub-Adviser agrees to provide, upon request, any pricing information of which the Sub-Adviser is aware to the Adviser, the Trust and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Trust’s valuation procedures for the purpose of calculating each Fund’s net asset value in accordance with procedures and methods established by the Board. Acknowledging that Rule 2a-5 under the 1940 Act requires the Adviser to fair value the Assets assuming the Board of Trustees delegate that function to the Adviser, the Sub-Adviser nevertheless will provide reasonable assistance to the Adviser in determining the fair value of the Assets, as necessary and reasonably requested by the Adviser or its agent.

3.            Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Investment Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Prospectus, the Statement of Additional Information, reasonable written instructions and directions of the Board, the requirements of the 1940 Act, the Code, the listing requirements of the applicable exchange(s) and all other applicable laws and regulations, as each is amended from time to time. If required by Rule 18f-4 under the 1940 Act, the Adviser shall be the Derivatives Risk Manager of each Fund, as required by Rule 18f-4, and may appoint persons or a committee of persons to carry out the functions required by Rule 18f-4. Sub-Adviser agrees to provide the Derivatives Risk Manager with all reasonable assistance to carry out its functions and responsibilities required by Rule 18f-4.

4.            Delivery of Documents. The Adviser has furnished or arranged for the Trust to furnish the Sub-Adviser with copies of each of the following documents:

(a)           The Trust’s Agreement and Declaration of Trust (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”);

(b)           By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the “By-Laws”);

(c)           Prospectus and Statement of Additional Information of the Funds, as amended from time to time;

(d)           Resolutions of the Board approving the engagement of the Sub- Adviser as a sub-adviser to the Funds;

(e)           Resolutions, policies and procedures adopted by the Board with respect to the Assets to the extent such resolutions, policies and procedures may affect the duties of the Sub-Adviser hereunder;

(f)           A list of the Trust’s principal underwriter and each affiliated person of the Adviser, the Trust or the principal underwriter; and

(g)           The terms and conditions of any applicable exemptive and no- action relief granted to the Trust, as amended from time to time.

The Adviser shall promptly furnish or arrange for the Trust to promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing. Except as otherwise provided in Section 13 of this Agreement, the Adviser shall not, and shall not permit any of the Funds to, use the Sub-Adviser’s name or the names of the Sub-Adviser’s affiliates or make representations regarding Sub-Adviser or its affiliates without prior written consent of Sub-Adviser, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Sub-Adviser’s approval is not required when the information regarding the Sub-Adviser used by the Adviser or the Fund is limited to information disclosed in materials provided by the Sub-Adviser to the Adviser in writing specifically for use in the Fund’s registration statement, as amended or supplemented from time to time, or in Fund shareholder reports or proxy statements and the information is used (a) as required by applicable law, rule or regulation, in the Prospectus of the Fund or in Fund shareholder reports or proxy statements; or (b) as may be otherwise specifically approved in writing by the Sub-Adviser prior to use.

5.           Compensation to the Sub-Adviser. For the services to be provided by the Sub- Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule A, which is attached hereto and made part of this Agreement. The fee will be calculated based on the daily net asset value of the Fund (as calculated as described in the Fund’s registration statement), shall be computed daily, and will be paid to the Sub-Adviser not less than monthly in arrears. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretations), the Sub-Adviser may, in its sole discretion and from time to time, waive a portion of its fee.

In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect; subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

6.           Expenses. The Sub-Adviser will furnish, at its expense, all necessary facilities, equipment and personnel (including personnel compensation, expenses and fees) required for the Sub-Adviser to perform its duties under this Agreement; provided, however, the Sub-Adviser shall not be responsible for the expenses incurred by the Trust and the Funds, for example (without limitation): (i) interest expenses, dividend expenses and acquired fund fee expenses; (ii) taxes; (iii) brokerage commissions and other costs in connection with the purchase or sale of Assets; and (iv) custodian fees and expenses.

7.           Indemnification. The Sub-Adviser shall indemnify and hold harmless the Adviser, the Trust, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with the performance of the Sub-Adviser’s obligations under this Agreement to the extent resulting from or relating to Sub- Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement (except to the extent such loss results from the Adviser’s or the Trust’s own willful misfeasance, fraud, bad faith or gross negligence, or reckless disregard in the performance of their respective duties under the Investment Advisory Agreement or this Agreement).

The Adviser shall indemnify and hold harmless the Sub-Adviser and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with the performance of the Adviser’s obligations under this Agreement to the extent resulting from or relating to Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement (except to the extent such loss results from the Sub-Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or reckless disregard in the performance of its duties under this Agreement).

Notwithstanding anything to the contrary contained herein, no party to this Agreement shall be responsible or liable for its failure to perform under this Agreement or for any losses to the Assets resulting from any event beyond the reasonable control of such party or its agents, including, but not limited to, nationalization, expropriation, devaluation, seizure or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Assets; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or epidemics or pandemics; or acts or war, terrorism, insurrection or revolution; or acts of God, or any other similar event. Any such non-performing party will be entitled to a reasonable extension of the time for performing such obligations. In no event, shall any party be responsible for incidental, consequential or punitive damages hereunder.

As used in this Section 7, the term “Sub-Adviser” shall include any officers, directors, employees, independent contractors or other affiliates of the Sub-Adviser performing services with respect to the Funds.

The provisions of this Section shall survive the termination of this Agreement.

8.           Representations and Warranties of Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser and the Trust as follows:

(a)           the Sub-Adviser will immediately notify the Adviser and the Trust of the occurrence of any event that would substantially impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act. The Sub-Adviser will also promptly notify the Trust and the Adviser if the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Funds or otherwise relating to the services provided by the Sub-Adviser under this Agreement (other than any routine regulatory examinations or inspections or similar inquiries);

(b)            the Sub-Adviser will promptly notify the Adviser upon detection of (a)  any material failure to manage the Fund(s) in accordance with the Fund(s)’ stated investment objectives, guidelines and policies or any applicable law or regulation; or (b) any material breach of any of the Fund(s)’ or the Sub-Adviser’s policies, guidelines or procedures relating to the Funds. In addition, the Sub-Adviser shall, upon request and in a mutually agreed format, provide a quarterly report regarding each Fund’s compliance with its investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, as applicable, and the Fund’s policies, guidelines or procedures as applicable to the Sub-Adviser’s obligations under this Agreement. The Sub-Adviser agrees to investigate any such failure promptly and to take appropriate action in connection with any such breach. Upon reasonable request, the Sub-Adviser shall also provide the Adviser and officers of the Trust with supporting certifications, relevant to its role, in connection with certifications of the Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act of 2002;

(c)           the Sub-Adviser will provide the Trust with any information reasonably requested regarding its management of the Funds required for any meeting of the Board, or for any shareholder report, amended registration statement, proxy statement, or prospectus supplement to be filed by the Trust with the SEC. The Sub-Adviser will make its officers and employees available to meet with the Board virtually or by telephone from time to time on due notice to review its investment management services to the Funds in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto;

(d)           the Sub-Adviser shall furnish or caused to be furnished to the Adviser and the Trust such information concerning portfolio transactions as may be reasonably necessary to enable the Adviser and the Trust or its designated agent to perform such compliance testing on the Funds and the Sub-Adviser’s services as the Trust may, in its reasonable discretion, determine to be appropriate;

(e)           the Sub-Adviser is fully authorized under all applicable law and regulations to enter into this Agreement and serve as Sub-Adviser to the Funds and to perform the services described under this Agreement;

(f)           the Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

(g)           this Agreement is a valid and binding agreement of the Sub-Adviser;

(h)           the Sub-Adviser has reviewed and will in the future review, the Prospectus, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the SEC and any marketing material of a Fund (collectively the “Disclosure Documents”), as and when furnished to the Sub-Adviser for its review by the Adviser, and represents and warrants that, solely with respect to any information expressly supplied by the Sub-Adviser for inclusion therein including disclosure about a Fund’s investment strategy and the risks of investing in a Fund, the manner in which the Sub-Adviser manages the Assets of the Funds, or information relating directly to the Sub-Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading; and

(i)           the Sub-Adviser shall not divert any Fund’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company.

9.           Duration and Termination. The effectiveness and termination dates of this Agreement shall be determined separately for each Fund as described below.

(a)           Duration. This Agreement shall become effective with respect to a Fund upon the latest of (i) the approval by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; (ii) the approval of a majority of the Fund’s outstanding voting securities, if required by the 1940 Act; or (iii) the commencement of the Sub-Adviser’s management of the of the Assets of the Fund. This Agreement shall continue in effect for a period of two years from the effective date described in this sub-paragraph, subject thereafter to being continued in force and effect from year to year if specifically approved each year by the Board or by the vote of a majority of the Fund’s outstanding voting securities. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board may request and evaluate, and the Sub- Adviser shall furnish, such information as may reasonably be necessary to enable the Board to evaluate the terms of this Agreement.

(b)          Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to a Fund, without payment of any penalty:

(i)           By vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Funds, in each case, upon ninety (90) days’ written notice to the Sub-Adviser;

(ii)          By the Adviser upon breach by the Sub-Adviser of any representation or warranty contained in Section 8 and Section 10 hereof, which shall not have been cured within twenty (20) days of the Sub-Adviser’s receipt of written notice of such breach;

(iii)         By the Adviser immediately upon written notice to the Sub-Adviser if the Sub-Adviser becomes unable to discharge substantially all of its duties and obligations under this Agreement; or

(iv)         By either party upon 365 days’ written notice to the other party.

This Agreement shall terminate automatically and immediately in the event of a termination of the Investment Advisory Agreement with the Trust upon notice to the Sub-Adviser. As used in this Section 9, the term “vote of a majority of the outstanding voting securities” shall have the meaning set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

10.        Regulatory Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

(a)          in accordance with Rule 206(4)-7 under the Advisers Act, the Sub- Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)           the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the 1940 Act) by the Sub-Adviser (the policies and procedures referred to in this Section 10(b), along with the policies and procedures referred to in Section 10(a), are referred to herein as the Sub-Adviser’s “Compliance Program”).

11.        Confidentiality. Subject to the duty of the Adviser or Sub-Adviser to comply with applicable law and regulation, including any demand or request of any regulatory, governmental or tax authority having jurisdiction, the parties hereto shall treat as confidential all non-public information pertaining to the Funds and the actions of the Sub-Adviser and the Funds in respect thereof. It is understood that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder, as well as all information provided by the Sub-Adviser regarding the Sub-Adviser’s and its affiliates’ business and operations, is to be regarded as confidential and for use only by the Adviser, the Funds, the Board, or such persons as the Adviser may designate in connection with the Funds, and shall not be disclosed to any third party, without the prior written consent of the Sub-Adviser. It is also understood that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Sub-Adviser, its affiliates and agents in connection with its obligation to provide investment advice and other services to the Funds and to assist or enable the effective management of the Adviser’s and the Funds’ overall relationship with the Sub-Adviser and its affiliates. The parties acknowledge and agree that all nonpublic personal information with regard to shareholders in the Funds shall be deemed proprietary and confidential information of the Adviser, and that the Sub-Adviser shall use that information solely in the performance of its duties and obligations under this Agreement and shall take reasonable steps to safeguard the confidentiality of that information. Further, the Sub-Adviser shall maintain and enforce adequate security and oversight procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement, including all means for the effecting of investment transactions.

12.        Reporting of Compliance Matters.

(a)              The Sub-Adviser shall provide to the Adviser’s and the Trust’s Chief Compliance Officer (“CCO”) the following:

(i)         on a quarterly basis, a report of any material violations of the Sub-Adviser’s Compliance Program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program;

(ii)        on a quarterly basis, a report of any material changes to the policies and procedures that compose the Sub-Adviser’s Compliance Program;

(iii)       a copy of the Sub-Adviser’s CCO’s report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser’s Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

(iv)       an annual (or more frequently as the Trust’s CCO may reasonably request) representation regarding the Sub-Adviser’s compliance with Section 8 and Section 10 of this Agreement.

(b)           The Sub-Adviser shall also provide the Trust’s CCO with reasonable access, during the Sub-Adviser’s normal business hours, to the Sub-Adviser’s facilities for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the sub-Adviser.

13.        The Names. The Sub-Adviser hereby consents to the use of the name “Neos” or “Neos Investment Management” (the “Neos Name”) by the Adviser as permitted under this Agreement. The foregoing authorization by the Sub-Adviser to the Adviser to use the Neos Name is not exclusive of the right of the Sub-Adviser itself to use, or to authorize others to use, the Neos Name; the Adviser acknowledges and agrees that, as between the Sub-Adviser and the Adviser, the Sub-Adviser has the right to use, or authorize others to use, the Neos Name. The Adviser shall: (i) use the Neos Name only in a manner consistent with uses approved by the Sub-Adviser; however, the Adviser and the Trust on behalf of the Funds may use the Neos Name in any regulatory filings as required by applicable law and other ways agreed upon by the Adviser and Sub-Adviser; ii) use the Adviser’s best efforts to maintain the quality of the services offered using the Neos Name; and (iii) adhere to such other specific quality control standards as the Sub-Adviser from time to time reasonably may promulgate. Notwithstanding the foregoing, neither the Adviser nor any affiliate or agent of it shall make reference to or use the Neos Name or any of Sub-Adviser’s respective affiliates or clients names without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed; provided that the Adviser is authorized to disclose the Neos Name and that the Adviser and Funds are clients of the Sub-Adviser in any marketing materials prepared by the Adviser. The Sub-Adviser hereby agrees to make all reasonable efforts to cause any affiliate or agent of the Sub-Adviser to satisfy the foregoing obligation in connection with any services such affiliates or agents provide to the Adviser or the Funds under this Agreement. At the request of the Sub-Adviser, the Adviser shall submit to the Sub-Adviser representative samples of any marketing and promotional materials using the Neos Name and make any changes to such promotional or other materials as may be reasonably requested by the Sub-Adviser.

The Adviser hereby consents to the use of the name “Tema Global” (the “Tema Global Name”) by the Sub-Adviser as permitted under this Agreement. The foregoing authorization by the Adviser to the Sub-Adviser to use the Tema Global Name is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Tema Global Name; the Adviser acknowledges and agrees that, as between the Sub-Adviser and the Adviser, the Adviser has the right to use, or authorize others to use, the Tema Global Name. The Sub-Adviser shall: (i) use the Tema Global Name only in a manner consistent with uses approved by the Adviser; (ii) use the Sub-Adviser’s best efforts to maintain the quality of the services offered using the Tema Global Name; and (iii) adhere to such other specific quality control standards as the Adviser from time to time reasonably may promulgate. Notwithstanding the foregoing, neither the Sub-Adviser nor any affiliate or agent of it shall make reference to or use the Tema Global Name or any of Adviser’s respective affiliates or clients names without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed; provided that the Sub-Adviser is authorized to disclose the Tema Global Name and that the Adviser and Funds are clients of the Sub-Adviser in any marketing materials prepared by the Sub-Adviser. The Adviser hereby agrees to make all reasonable efforts to cause any affiliate or agent of the Adviser to satisfy the foregoing obligation in connection with any services such affiliates or agents related to the Adviser or the Funds under this Agreement. At the request of the Adviser, the Sub-Adviser shall submit to the Adviser representative samples of any marketing and promotional materials using the Tema Global Name and make any changes to such promotional or other materials as may be reasonably requested by the Adviser.

14.	Independent Contractors. Notwithstanding anything herein to the contrary, the Sub-Adviser shall be an independent contractor. Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Adviser, the Trust or any Fund, except to the extent expressly authorized by this Agreement.

15.	Service Providers. Notwithstanding anything contained in this Agreement to the contrary, the Sub-Adviser may enter into arrangements with its affiliates and other third party contractors in connection with the performance of the Sub-Adviser’s services and other obligations under this Agreement, including for the provision of certain personnel, services and facilities to the Sub-Adviser, and disclose confidential/nonpublic information to such affiliates and third parties in connection with the performance of the Sub-Adviser’s services and other obligations hereunder, provided that such arrangements comply with the 1940 Act and applicable privacy laws.

16.	Governing Law. This Agreement shall be governed by the laws of the State of Connecticut, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

17.	Severability. Should any part of this Agreement be held invalid by a court decision, statute, regulation, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

18.	Notice. Any notice, advice, document, report or other client communication to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified (return receipt requested) or overnight mail, or electronically addressed by the party giving notice to the other party at the last address furnished by the other party. By consenting to the electronic delivery of any notice, advice, document, report or other client communication in respect of this Agreement or as required pursuant to applicable law, the Adviser authorizes the Sub-Adviser to deliver all communications by email or other electronic means.

To the Adviser at:	Tema Global Limited 2nd Floor, The Le Gallais Building 54 Bath Street St. Heiler, Jersey, JE! 1FW Attention: Matthew Keeling Email: mk@temadawnglobal.com

To the Sub-Adviser at:	Neos Investment Management LLC 13 Riverside Ave Westport, CT 06880 Attn: Garrett Paolella Email: gpaolella@neosinvestments.com

19.	Amendment of Agreement. This Agreement may be amended only by written agreement of the Adviser and the Sub-Adviser, and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder. The amendment of Exhibit A to this Agreement for the sole purpose of adding or removing one or more Fund(s) shall not be deemed an amendment of this Agreement or an amendment affecting an already existing Fund and requiring the approval of shareholders of that Fund.

20.	Representations of each Party.

(a)           Execution. The execution, delivery and performance by each party of this Agreement have been duly authorized by all necessary action on the part of the party.

(b)          Properly Registered. Each party is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. Each party is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of each party, there is no proceeding or investigation that is reasonably likely to result in such party being prohibited from performing the services contemplated by this Agreement. Each party agrees to promptly notify the other party of the occurrence of any event that would disqualify the party from serving as an investment adviser to a registered investment company. As of the date of this Agreement, each party to the best of its knowledge is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

(c)           ADV Disclosure. Each party has provided the other party with a copy of, or an electronic link to, its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of or a link to such amended Form ADV to the Trust. To the best of each party’s knowledge, the information contained in its Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(d)           Insurance. Each party maintains errors and omissions insurance coverage in an appropriate amount and shall provide prompt written notice to the other party (i) of any material changes in its insurance policies or decreases in insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, each party shall upon reasonable request provide the other party with any information it may reasonably require concerning the amount of or scope of such insurance.

(e)           No Detrimental Agreement. Each party represents and warrants to the other party that it has no arrangement or understanding with any party, other than the Trust,

that would influence the decision of the selection of securities for the Fund, and that all selections if made by a party shall be done in accordance with what is in the best interest of the Fund.

(f)            Conflicts. Each party shall act honestly, in good faith and in the best interests of the Trust including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Funds, consistent with its fiduciary duties under applicable law.

(g)           Notice. Each party will promptly notify the other party if the above representations in this Section are no longer true and accurate.

(h)           Representations. The representations and warranties in this Section 20 shall be deemed to be made on the date this Agreement.

21.	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

22.	Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act will be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein will have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is modified or interpreted by a rule, regulation, order or interpretive release of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation, order or interpretive release.

23.	Headings. The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part hereof.

In the event the terms of this Agreement are applicable to more than one Fund of the Trust as specified in Schedule A attached hereto, the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Section 9 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

Tema Global Limited
By:
Name: Matthew Keeling Title: Managing Member

NEOS INVESTMENT MANAGEMENT LLC
By:
Name: Garrett Paolella Title: Managing Partner

Signature Page to
Sub-Advisory Agreement

SCHEDULE A

to the

SUB-ADVISORY AGREEMENT

between

Tema Global Limited

and

NEOS INVESTMENT MANAGEMENT LLC

Funds covered by this Schedule A:

Tema Asian Middle Class ETF

Tema Cardiovascular and Metabolic ETF

Tema Indonesia ETF

Tema Neuroscience and Mental Health ETF

For each Fund, the Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net Assets of the Funds in accordance with the following fee schedule:

Rate
For the services provided and the expenses borne pursuant to this Sub-Advisory Agreement, the Adviser will pay to the sub-advisor the greater of the following fee schedule:
Funds 0-5	$200,000
Funds 6+	TBD

or 5 basis points (per annum) calculated on the daily net asset value of each fund. This amount shall be billed and payable monthly, in arrears.